Calculation of Filing Fee Tables
S-3
PALISADE BIO, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.01 par value per share	457(o)
		Equity	Preferred Stock, $0.01 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 8,603.68
			Net Fee Due:						$ 32,826.32
Offering Note
[1]	(1) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another. (2) An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $300,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	PALISADE BIO, INC.	S-3	333-263705	03/18/2022		$ 8,603.68	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 92,812,178.25
Fee Offset Sources	2	PALISADE BIO, INC.	S-3	333-263705		03/18/2022						$ 9,270.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee of $41,430.00 due under this registration statement by $8,603.68, which represents the portion of the registration fee previously paid with respect to $92,812,178.25 of unsold securities previously registered under the Registration Statement on Form S-3 (File No. 333-263705) filed by the registrant on March 18, 2022, amended on April 26, 2022 and declared effective on April 26, 2022, (the "2022 Shelf Registration Statement"). All offerings under the 2022 Shelf Registration Statement have been completed or terminated.

Offset Note
[2]	In accordance with Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee of $41,430.00 due under this registration statement by $8,603.68, which represents the portion of the registration fee previously paid with respect to $92,812,178.25 of unsold securities previously registered under the Registration Statement on Form S-3 (File No. 333-263705) filed by the registrant on March 18, 2022, amended on April 26, 2022 and declared effective on April 26, 2022, (the "2022 Shelf Registration Statement"). All offerings under the 2022 Shelf Registration Statement have been completed or terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date